PRESS RELEASE

Acquisitions Contact:	Media Contact:

Mark D. Engstrom EVP — Acquisitions Healthcare Trust of America, Inc. 480.998.3478 markengstrom@htareit.com	Claire Koeneman President Financial Relations Board 312.640.6745 ckoeneman@mww.com

Healthcare Trust of America, Inc. Acquires a 92,500 SF Medical Office Portfolio located in Texas and Indiana

Scottsdale, Arizona (December 31, 2009) – Healthcare Trust of America, Inc. (“HTA”), a self-managed, non-traded, real estate investment trust, announced the completed acquisition of a three building medical office portfolio located in San Angelo, Texas, Corsicana, Texas, and Fort Wayne, Indiana for approximately $20,500,000.

The approximately 92,500 square foot portfolio is 100% leased to community hospitals that are wholly-owned subsidiaries of Community Health Systems, Inc., a leading operator of general acute care hospitals based in Franklin, Tennessee. Through its subsidiaries, Community Health Systems, Inc. owns, operates or leases 122 hospitals in 29 states, with an aggregate of more than 18,000 licensed beds. The portfolio’s original developer, Atlee Development, is selling the portfolio with long-term leases in place. Each of the properties are less than three years old. This acquisition brings HTA’s investments in Texas to approximately $236 million in healthcare properties.

“This acquisition allows us to continue our growth in the states of Texas and Indiana where we have an existing presence. These assets are strategically located on-campus with long-term stable tenancy,” stated Mark D. Engstrom, HTA’s Executive Vice President of Acquisitions.

Since January 2009, HTA has acquired approximately $387 million in assets. These assets include a total of 30 individual properties, representing approximately 1.6 million square feet.

For more information on Healthcare Trust of America, Inc. and to download the current prospectus, please visit www.htareit.com.

About Healthcare Trust of America, Inc.

Healthcare Trust of America, Inc. is a self-managed, publicly registered, non-traded real estate investment trust. HTA has made 50 geographically diverse acquisitions valued at approximately $1.3 billion based on purchase price, which includes 163 buildings and two real estate-related assets. HTA’s portfolio totals approximately 6.9 million square feet and includes 144 medical office buildings, six hospitals, nine skilled nursing and assisted living facilities and four other office buildings and real estate related assets located in 21 states, including: Arizona, California, Colorado, Florida, Georgia, Illinois, Indiana, Kansas, Maryland, Minnesota, Missouri, New Hampshire, Ohio, Oklahoma, Pennsylvania, South Carolina, Tennessee, Texas, Utah, Virginia and Wisconsin.

FORWARD-LOOKING LANGUAGE

This press release contains certain forward-looking statements with respect to the growth and value of HTA’s portfolio and the value that the investment adds to HTA. Forward-looking statements are statements that are not descriptions of historical facts and include statements regarding management’s intentions, beliefs, expectations, plans or predictions of the future, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: the strength and financial condition of the property; the strength and financial condition of the tenants; uncertainties relating to the local economies of Ft. Wayne, Indiana, Corsicana, Texas, and San Angelo, Texas; uncertainties relating to changes in general economic and real estate conditions; uncertainties regarding changes in the healthcare industry; the uncertainties relating to the implementation of HTA’s investment strategy; and other risk factors as outlined in HTA’s prospectus, as amended from time to time, and as detailed from time to time in HTA’s periodic reports, as filed with the Securities and Exchange Commission.